UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VERSUS SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VERSUS SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 20, 2025

To our Shareholders:

The annual meeting of the shareholders of Versus Systems, Inc. will be held virtually via the Internet at meetnow.global/MC25LPP , on Friday, June 20, 2025, at 10:30 a.m., Eastern time, for the following purposes:

1.	To elect four directors and ratify their service during 2024.

2.	To adjourn the annual meeting to solicit additional proxies if there are not sufficient votes to approve the foregoing proposal.

Only shareholders of record at the close of business on May 12, 2025, are entitled to notice of, and to vote at, this meeting. Also enclosed are copies of our annual reports on Form 10-K for 2023 and 2024, which contain important information about our company.

By order of the board of directors,

Juan Carlos Barrera, Chairman May 21, 2025

IMPORTANT

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, or by signing, dating, and returning the enclosed proxy card will save our company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on Jun 20, 2025. Our proxy statement and annual reports on Form 10-K for 2023 and 2024 are available at www.envisionreports.com/VS.

(This page intentionally left blank)

VERSUS SYSTEMS, INC.

3500 South Dupont Highway
Dover, Delaware 19901

PROXY STATEMENT

2024 AND 2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 20, 2025

This Proxy Statement will be first mailed to shareholders on or about May 21, 2025. It is furnished in connection with the solicitation of proxies by the board of directors of Versus Systems, Inc. (the “Company”) to be voted at the annual meeting of the shareholders of the Company, which will be held at 10:30 a.m., Eastern time, on Friday, June 20, 2025. The meeting will be held virtually via the Internet at meetnow.global/MC25LPP., for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing and delivering another proxy dated as of a later date. The Company will pay the cost of solicitation of proxies.

Shareholders of record at the close of business on March 21, 2025, will be entitled to one vote at the meeting for each share held. The total number of registered shareholders of Company common stock outstanding on the record date of May 12, 2025, was approximately 1,404 with 4,901,677 shares of common stock outstanding.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where will the annual meeting take place?

The annual meeting will be held on Friday, June 20, 2025, at 10:30 a.m., Eastern time. The annual meeting will be held virtually via the Internet at meetnow.global/MC25LPP.

Why did I receive this proxy statement?

You received this proxy statement because you held shares of Company common stock on the May 21, 2025, record date and are entitled to vote at the annual meeting. The board of directors is soliciting your proxy to vote at the meeting.

What am I voting on?

You are being asked to vote to elect four directors and to adjourn the annual meeting to solicit additional proxies if there are not sufficient votes to approve the foregoing proposal.

How do I vote?

Shareholders of Record

If you are a shareholder of record, there are three ways to vote, by:

●	Internet at www.envisionreports.com/VS;

●	Completing and returning your proxy card in the provided postage-paid envelope; or

●	By voting in person at the meeting.

Street Name Holders

Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.”

If your shares are held in street name, you should follow the voting instructions provided by your broker. If you requested printed copies of the proxy materials, you may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the Internet. Check your notice from your broker for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you request printed copies of the proxy materials, complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What is the deadline for voting via Internet?

Internet voting is available through 10:30 a.m. (Eastern time) on Wednesday, June 18, 2025.

What are the voting recommendations of the board of directors?

The board of directors recommends that you vote:

1.	FOR each of the persons nominated by the board of directors to serve as directors and ratifying their service during 2024.

2.	FOR adjourning the annual meeting if there are not sufficient votes to approve the foregoing proposal.

Unless you give contrary instructions in your proxy, the persons named as proxies will vote your shares in accordance with the recommendations of the board of directors.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your proxy would authorize the proxy holders to vote on such matters in their discretion.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the May 12, 2025, record date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all the shares that you held on that date at the annual meeting, or any postponement or adjournment of the meeting.

How many votes do I have?

You will have one vote for each share of the Company’s common stock that you owned on the record date.

How many votes can be cast by all shareholders?

The Company had 4,901,677 outstanding shares of common stock on the record date. Each of these shares is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

The holders of a majority of the outstanding shares of Company common stock on the record date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least 50% plus one share must be present in person or by proxy.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?

For the election of directors, the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

For the approval of the adjournment of the annual meeting, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will not be voted with respect to the amendment, although it will be counted for the purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card or via the Internet. Third, you can attend the meeting, and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Who can attend the annual meeting?

Any person who was a shareholder of the Company on May 12, 2025, may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of the Company’s stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

Who can help answer my questions?

If you are a shareholder, and would like additional copies, without charge, of this proxy statement or if you have questions about the annual meeting, including the procedures for voting your shares, you should contact Luis Goldner, Chief Executive Officer at luis.goldner@versussystems.com, or Geoff Deller, Chief Financial Officer, at geoff.deller@versussystems.com.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our board of directors currently has four members, and directors are elected annually to one-year terms. Each of our current directors has been recommended by the nominating and corporate governance committee and nominated for election by the board to hold office until the 2026 annual meeting and the election of their successors. All of the nominees currently serve on our board. We did not hold an annual meeting in 2024, so we are also asking the shareholders to ratify the service, but not the actions, of the directors during 2024.

Proxies will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The election of the Company’s directors requires a plurality of the votes cast in person or by proxy at the meeting. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by the board of directors.

The following table sets forth the names and ages of the members of our board of directors and our executive officers and the positions held by each. Our board of directors elects our executive officers annually by majority vote. Each director’s term continues until his or her successor is elected or qualified at the next annual meeting, unless such director earlier resigns or is removed.

Name	Age	Positions and Offices
Luis Goldner	56	Director and Chief Executive Officer
Geoff Deller	44	Chief Financial Officer
Aric Spitulink	54	Independent Director
David Catzel	71	Independent Director
Juan Carlos Barrera	61	Independent Director

The following describes the experience and attributes of the members of our board of directors and executive officers as of the record date. The experience and attributes of our directors discussed below provide the reasons that these individuals were selected for board membership, as well as why they continue to serve in such positions.

Luis Goldner, 56, became a director in December 2023 and our chief executive officer in August 2024. Mr. Goldner is a senior corporate executive, having managed and operated fortune 500 companies in LATAM and North America. Mr. Goldner has served as chief operating officer of Icaro Media Group Inc. since 2019, and is responsible for global partnerships, consumer trends and operational best practices. From 2018 to 2019, Mr. Goldner was the VP of Business at Skyy Digital Media Group. Previously, Mr. Goldner served as chief executive officer of Intralot do Brazil and chief executive officer for Trust Impressores, a subsidiary of Oberthur Group and has also served as head of business development and Managing director of Estrategia Investimentos SA / Citibank in asset management. Mr. Goldner holds a degree in Economics from Universidade Gama Filho RJ–Brazil.

Geoff Deller, 44, joined our company as a chief financial officer in July 2024. Prior to joining the Company, Mr. Deller was the president and chief investment officer of Orinoco Capital LLC, a private investment company, in Boca Raton, Florida and prior to that, he was a member of the advisory board and chief operating officer of Stardom Chance Productions & Companies, an entertainment and content production company in Hialeah, Florida. Prior to that, he was the chief financial officer and co-chief operation officer of a consumer products company in the oral healthcare industry in Ft. Lauderdale, Florida.

David Catzel, 71, became a director in December 2023. Mr. Catzel is a business and technology executive with an extensive history of strategic alliances in media content, licensing, marketing and technology. Since 2020, Mr. Catzel has served as a consultant to the Holistyx Group and a Senior 5G Connectivity Solutions Specialist at T- Mobile. From 2017 to 2020, he was the VP Digital Transformation at FuseConnections. From 2020 to 2023 he was also a Senior Industry Digital Strategist: Automotive, Mobility, and Transportation at Microsoft.

Aric Spitulnik, 54, became a director in November 2024. Mr, Spitulnik is a distinguished business leader with over 32 years of professional experience. A veteran C-suite executive, Mr. Spitulnik has collaborated with multiple boards of directors frequently assuming Chairmanship roles and has provided governance and strategic leadership across various entities. As CEO of a privately-owned company for 9 years, he consistently delivered positive revenue growth. His leadership roles also include serving as senior vice president, overseeing the budget for

$1.2 billion in revenue and 7,000 employees, and as oresident, managing $100 million in revenue and 1,200 employees. Mr. Spitulnik holds an MBA and a BS in Business from York College of Pennsylvania.

Juan Carlos Barrera, 61, became a director in December 2023. Mr. Barrera is a senior corporate executive with extensive experience in finance, international investments, acquisitions and global partnerships. Since 2020, Mr. Barrera has served as chief commercial officer of Icaro Media Group Inc., responsible for strategic partnerships and global strategy. From 2015 to 2019, Mr. Barrera served as oresident of SKYY Digital Media. He was also previously the CEO of Global Select Wealth Management, and for over twenty years Mr. Barrera worked at Prudential Financial where he served both as Director of Institutional Wealth Management at Prudential International Investments and Director of Institutional Investments at Dryden Wealth Management. Mr. Barrera holds degrees in Economics and Business Administration from Coe College.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board Composition and Structure; Director Independence

Our business and affairs are managed under the direction of our board of directors. Our board of directors currently consists of seven members. The term of office for each director will be until his or her successor is elected at our annual meeting or his or her death, resignation or removal, whichever is earliest to occur.

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by shareholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities. As set forth in our corporate governance guidelines, when considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors and director nominees will provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Our board of directors expects a culture of ethical business conduct. Our board of directors encourages each member to conduct a self-review to determine if he or she is providing effective service with respect to both our company and our shareholders. Should it be determined that a member of our board of directors is unable to effectively act in the best interests of our shareholders, such a member would be encouraged to resign.

Board Meetings

The Company’s board of directors met 15 times during 2024. The independent directors met eight times in executive session without management during 2024. Each of the current members of the board of directors attended at least 75% of the meetings of the board and committees on which he served held while he has been a director.

Board Leadership Structure

Our articles and our corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of chairman of the board and chief executive officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Luis Goldner currently serves as our chief executive officer and Juan Carlos Barrera serves as chairman of the board.

As chairman of the board, Mr. Barrera’s key responsibilities include facilitating communication between our board of directors and management, assessing management’s performance, managing board members, preparation of the agenda for each board meeting, acting as chair of board meetings and meetings of our company’s shareholders and managing relations with shareholders, other stakeholders and the public.

We take steps to ensure that adequate structures and processes are in place to permit our board of directors to function independently of management. The directors are able to request at any time a meeting restricted to independent directors for the purpose of discussing matters independently of management and are encouraged to do so should they feel that such a meeting is required.

Committees of our Board of Directors

The standing committees of our board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees reports to our board of directors as they deem appropriate and as our board may request. Each committee of our board of directors has a committee charter that sets out the mandate of such committee, including the responsibilities of the chair of such committee. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee. The audit committee is responsible for, among other matters:

●	appointing, retaining and evaluating our independent registered public accounting firm and approving all services to be performed by them;

●	overseeing our independent registered public accounting firm’s qualifications, independence and performance;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and

●	reviewing and approving related person transactions.

Our audit committee consists of three of our directors, Aric Spitulnik, David Catzel and Juan Carlos Barrera, each of whom meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 under the Exchange Act and Nasdaq listing rules. Mr. Spitulnik serves as chairman of our audit committee. Our board of directors has determined that Mr. Spitulnik qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K under the Securities Act. The written charter for our audit committee is available on our corporate website at www.versussystems.com. The information on our website is not part of this proxy statement or our annual reports on Form 10-K.

Compensation Committee. The compensation committee is responsible for, among other matters:

●	reviewing key employee compensation goals, policies, plans and programs;

●	reviewing and approving the compensation of our directors, chief executive officer and other executive officers;

●	producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

●	administering our stock plans and other incentive compensation plans.

Our compensation committee consists of three of our directors, Aric Spitulnik, David Catzel, and Juan Carlos Barrera, each of whom meets the definition of “independent director” under the Nasdaq rules and the definition of non-employee director under Rule 16b-3 promulgated under the Exchange Act. Mr. Barrera serves as chairman of our compensation committee. Our board of directors has adopted a written charter for the compensation committee, which is available on our corporate website at www.versussystems.com. The information on our website is not part of this proxy statement or our annual reports on Form 10-K.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee is responsible for, among other matters:

●	determining the qualifications, qualities, skills and other expertise required to be a director and developing and recommending to the board for its approval criteria to be considered in selecting nominees for director;

●	identifying and screening individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

●	overseeing the organization of our board of directors to discharge our board’s duties and responsibilities properly and efficiently;

●	reviewing the committee structure of the board of directors and the composition of such committees and recommending directors to be appointed to each committee and committee chairmen;

●	identifying best practices and recommending corporate governance principles; and

●	developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to us.

Our nominating and corporate governance committee consists of three of our directors, Aric Spitulnik, David Catzel, and Juan Carlos Barrera, each of whom meets the definition of “independent director” under the Nasdaq rules. Mr. Catzel serves as chairman of our nominating and corporate governance committee. Our board of directors has adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website at www.versussystems.com. The information on our website is not part of this proxy statement or our annual reports on Form 10-K.

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that had one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the members of our compensation committee, when appointed, will have at any time been one of our officers or employees.

Other Committees. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Director Term Limits

Our board of directors has not adopted policies imposing an arbitrary term or retirement age limit in connection with individuals serving as directors as it does not believe that such a limit is in the best interests of our company. Our nominating and corporate governance committee annually reviews the composition of our board of directors, including the age and tenure of individual directors. Our board of directors strives to achieve a balance between the desirability of its members having a depth of relevant experience, on the one hand, and the need for renewal and new perspectives, on the other hand.

Risk Oversight

Our board of directors oversees the risk management activities designed and implemented by our management. Our board of directors executes its oversight responsibility for risk management both directly and through its committees. The full board of directors also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, our board of directors regularly receives detailed reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our board of directors has delegated to the audit committee oversight of our risk management process. Our other board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full board of directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Code of Ethics

Our board of directors has adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics is available on our website at www.versussystems.com by clicking on “Investors.” If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, financial and accounting officers by posting the required information on our website at the above address within four business days of such amendment or waiver. The information on our website is not part of this proxy statement or our annual reports on Form 10-K.

Our board of directors, management and all employees of our company are committed to implementing and adhering to the Code of Ethics. Therefore, it is up to each individual to comply with the Code of Ethics and to be in compliance of the Code of Ethics. If an individual is concerned that there has been a violation of the Code of Ethics, he or she may in good faith report such violation to his or her superior. While a record of such reports is kept confidential by the Company for the purposes of investigation, the report may be made anonymously and no individual making such a report will be subject to any form of retribution.

Attendance by Directors at Annual Shareholders’ Meetings

The Company expects its directors to attend the annual meeting. No current directors served on the board at the time of the 2023 annual meeting.

Shareholder Communications with the Board of Directors

The board of directors has adopted a formal process by which shareholders may communicate with the board. Shareholders who wish to communicate with the board may do so by sending written communications addressed to: Board of Directors, Versus Systems, Inc., at 3500 South DuPont Highway, Dover, Delaware 19901, Attention: Juan Carlos Barrera, Chairman. All communications will be compiled by the Corporate Secretary and submitted to the members of the board. Concerns about accounting or auditing matters or possible violations of the Company’s Code of Ethics should be reported under the procedures outlined in the Company’s Whistleblower Policy. Our Whistleblower Policy is available on the Company’s website at www.versussystems.com.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2024 with the Company’s management and has discussed with the independent auditors, Ramirez Jimenez International CPAs, communications pursuant to applicable auditing standards. In addition, Ramirez Jimenez International CPAs has provided the audit committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and the audit committee has discussed with Ramirez Jimenez International CPAs, its independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024 and selected Ramirez Jimenez International CPAs as the Company’s independent auditor for 2025.

AUDIT COMMITTEE

Aric Spitulnik David Catzel

Juan Carlos Barrera

INDEPENDENT ACCOUNTANTS

The following table summarizes the fees charged by Ramirez Jimenez International CPAs for certain services rendered to our company during fiscal 2024 and fiscal 2023, respectively.

Ramirez Jimenez International CPAs	For the year ended December 31,	For the year ended December 31,
USD $	2024	2023
Audit fees(1)	$220,456	$233,105
Audit-related fees(2)	-	-
Tax fees(3)	20,000	20,000
All other fees(4)	-	-
Total	$240,456	$253,105

(1)	“Audit fees” means the aggregate fees billed in each of the fiscal years for professional services rendered for the audit of our annual financial statements and review of our interim financial statements.

(2)	“Audit-related fees” are the assurance and related services reasonably related to the financial statement audit and not included in audit services.

(3)	“Tax fees” means the aggregate fees billed in each of the fiscal years for professional services rendered for tax compliance and tax advice.

(4)	“All other fees” total the aggregate fees billed in each of the fiscal years for non-audit services rendered which were not listed above, which are primarily related to professional services rendered with our registration filings.

A representative from Ramirez Jimenez International CPAs, independent public auditors for the Company for 2023 and 2024, is expected to be present at the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

EXECUTIVE AND BOARD COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to the individuals who served as our principal executive officer at any time during fiscal 2024 and 2023, and our two other most highly compensated officers in fiscal 2024 and 2023. These individuals are referred to in this proxy statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position		Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
	Year	($)	($)	($)	($)(1)	($)(2)	($)
Luis Goldner Chief Executive Officer	2024	$41,667	$—	$—	$—	$83,333	$112,500
Matthew Pierce	2024	$166,298	$—	$—	$—	$112,500	$278,798
Former Chief Executive Officer	2023	$225,000	$56,250	$—	$61,025	$—	$342,275
Curtis Wolfe
Former Chief Executive Officer	2024	$40,462	$—	$—	$—	$—	$40,462
Craig Finster	2024	$165,433	$—	$—	$—	$112,500	$277,933
Former President and Chief Financial Officer	2023	$225,000	$56,250	$—	$73,745	$—	$354,995
Geoff Deller
Chief Financial Officer	2024	$60,000	$—	$—	$—	$—	$60,000
Keyvan Peymani
Former Executive Chairman of the Board	2024	$117,64	$—	$—	$—	$80,000	$197,641
Alex Peachey	2024	$168,750	$—	$—	$—	$—	$168, 750
Former Chief Technology Officer	2023	$176,090	$60,000	$—	$70,305	$—	$3.6, 395

(1)	The amounts reported in the “Option Awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of the Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. See Note 3 to our consolidated financial statements for the year ended December 31, 2024 including elsewhere in this annual report regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)	The amounts reported in the “All other Compensation” column reflect $91,666 in board compensation for Luis Goldner and Severance payments for Mathew Pierce, Craig Finster and Keyvan Peymani of $112,500, $112,500 and $80,000.

Equity Incentive Plans

On May 17, 2017, our board of directors adopted our 2017 Stock Option Plan, or the 2017 Plan, to provide an additional means to attract, motivate, retain and reward selected employees and other eligible persons. Our stockholders approved the 2017 Plan on or about June 29, 2017. Employees, officers, directors, advisors and consultants that provided services to us or one of our subsidiaries are eligible to receive awards under the 2017 Plan. The total number of common shares that are at any time reserved for issuance under the 2017 Plan and under all other management option plans and employee stock purchase plans, if any, cannot exceed in the aggregate a number of common shares equal to 15% of the number of common shares issued and outstanding at that time. Options have a maximum term of ten years and vesting is determined by our board of directors.

On May 15, 2021, our board of directors adopted a US sub plan as part of our 2017 Stock Option Plan. The US sub plan allows for the explicit grant of incentive stock options (“ISOs”) to US resident non-officer employees. The provision for the sub plan was subject to a confirming shareholder vote within 12 months of its adoption, which vote was taken on November 17, 2021.

As of December 31, 2024, stock option grants for the purchase of an aggregate of 2,555 common shares had been made under the 2017 Plan, and none of those stock options had been cancelled or exercised. As of that date, there remained 373,347 common shares authorized under the 2017 Plan remained available for award purposes.

Our board of directors may amend or terminate the 2017 Plan at any time, but no such action will affect any outstanding award in any manner materially adverse to a participant without the consent of the participant.

The following information is a brief description of the 2017 Plan, which is filed as an exhibit to our annual reports on Form 10-K.

a)	Number of Shares: At no time shall the number of common shares reserved for issuance to any one person pursuant to stock options granted under the 2017 Plan or otherwise, unless permitted by regulatory authorities and by a vote of shareholders, exceed five (5%) percent of the outstanding common shares in any 12-month period.

b)	Option Price: The option price of a stock option granted under the 2017 Plan shall be fixed by our board of directors but shall be not less than the Market Price of our common shares at the time the stock option is granted, or such lesser price as may be permitted pursuant to the rules of any regulatory authority having jurisdiction over our common shares issued, which rules may include provisions for certain discounts in respect to the option price. For the purpose of the 2017 Plan, the “Market Price” at any date in respect of our common shares shall mean, subject to a minimum exercise price of $0.10 per option, the greater of:

a.	the closing price of our common shares on a stock exchange on which our common shares are listed and posted for trading or a quotation system for a published market upon which the price of our common shares is quoted, as may be selected for such purpose by our board of directors (the “Market”), on the last trading day prior to the date the stock option is granted; and

b.	the closing price of our common shares on the Market on the date on which the stock option is granted. In the event that such shares did not trade on such trading day, the Market Price shall be the average of the bid and ask prices in respect of such shares at the close of trading on such trading day as reported thereof. In the event that our common shares are not listed and posted for trading or quoted on any Market, the Market Price shall be the fair market value of such shares as determined by our board of directors in its sole discretion.

c)	Reduction in Option Price: The option price of a stock option granted under the 2017 Plan to an insider of our company (as that term is defined in the Securities Act (British Columbia)) shall not be reduced without prior approval from the disinterested shareholders of our company.

d)	Payment: The full purchase price payable for shares under a stock option shall be paid in cash or certified funds upon the exercise thereof. A holder of a stock option shall have none of the rights of a shareholder until the shares are paid for and issued.

e)	Term of Option: Stock options may be granted under the 2017 Plan for a period not exceeding ten years.

f)	Vesting: Unless our board of directors determines otherwise at its discretion, a stock option shall vest immediately upon being granted.

g)	Exercise of Option: Except as specifically provided for in the 2017 Plan, no stock option may be exercised unless the optionee is at the time of exercise an Eligible Person (as defined by the 2017 Plan). If the optionee is an employee or consultant, the optionee shall represent to us that he or she is a bona fide employee or consultant of our company. The 2017 Plan shall not confer upon the optionee any right with respect to continuation of employment by our company. Leave of absence approved by an officer of our company authorized to give such approval shall not be considered an interruption of employment for any purpose of the 2017 Plan. Subject to the provisions of the 2017 Plan, a stock option may be exercised from time to time by delivery to us of written notice of exercise specifying the number of shares with respect to which the stock option is being exercised and accompanied by payment in full, by cash or certified check, of the purchase price of the shares then being purchased.

h)	Non-transferability of Stock Option: No stock option shall be assignable or transferable by the optionee, except to a personal holding corporation of the optionee, other than by will or the laws of descent and distribution.

i)	Applicable Laws or Regulations: Our obligation to sell and deliver shares under each stock option is subject to our compliance with any laws, rules and regulations of Canada and any provinces and/or territories thereof applying to the authorization, issuance, listing or sale of securities and is also subject to the acceptance for listing of the shares which may be issued upon the exercise thereof by each stock exchange upon which our common shares are then listed for trading.

j)	Termination of Options. Unless the option agreement provides otherwise, all stock options will terminate:

a.	in the case of stock options granted to an employee or consultant employed or retained to provide investment relations services, 30 days after the optionee ceases to be employed or retained to provide investment relations services;

b.	in the case of stock options granted to other employees, consultants, directors, officers or advisors, 90 days following

i.	our termination, with or without cause, of the optionee’s employment or other relationship with our company or an affiliate of our company, or

ii.	the termination by the optionee of any such relationship with our company or an affiliate of our company;

iii.	or in the case of death or permanent and total disability of the optionee, all stock options will terminate 12 months following the death or permanent and total disability of the optionee, and the deceased optionee’s heirs or administrators may exercise all or a portion of the stock option during that period.

Any stock options granted under the 2017 Plan that are cancelled, terminated or expire will remain available for granting under the 2017 Plan at the current Market Price

k)	Amendments. Subject to the approval of regulatory authorities having jurisdiction, our board of directors may from time to time amend or revise the terms of the 2017 Plan, or may terminate the 2017 Plan at any time; provided, however, that no such action shall adversely affect the rights of any optionee under any outstanding stock option without such optionee’s prior consent. Upon the mutual consent of the optionee and our board of directors, the terms of an option agreement may be amended, subject to regulatory approval and shareholder approval as may be required from time to time.

Outstanding Equity Awards at Fiscal Year-End

None

Director Compensation

The following table sets forth the information concerning all compensation we paid during the year ended December 31, 2024 to our non-employee directors.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(5)	Total ($)
Juan Carlos Barrera(1)	$91,666	—	—	$91,666
David Catzel(2)	$91,666	—	—	$91,666
Aric Spitulink(3)	$—	—	—	$—
Luis Goldner(4)	$83,333	—	—	$83,333

(1)	Mr. Barrera was elected as a director of our company at the shareholder meeting held on December 29, 2023, and was appointed as a director of our company on the same date.

(2)	Mr. Catzel was elected as a director of our company at the shareholder meeting held on December 29, 2023, and was appointed as a director of our company on the same date.

(3)	Mr. Spitulink was elected as a director of our company at the shareholder meeting held on December 23, 2024, and was appointed as a director of our company on the same date. Mr. Spitulink received no compensation in the year ended December 31, 2024.

(4)	Mr. Goldner was elected as a director of our company at the shareholder meeting held on December 29, 2023, and was appointed as a director of our company on the same date.

(5)	The amounts reported in the “Option Awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of the Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. See Note 3 to our consolidated financial statements for the year ended December 31, 2024 included elsewhere in this annual report regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common shares as of May 1, 2025 by:

●	each person, or group of affiliated persons, known by us to beneficially own 5% or more of our outstanding common shares;

●	each of our named executive officers and members of our board of directors; and

●	all executive officers and members of our board of directors as a group.

The amounts and percentages of common shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after May 1, 2024. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all common shares shown as beneficially owned by them. None of our major shareholders have different voting rights than our common shareholders.

In the table below, the percentage of beneficial ownership of our common shares is based on 4,901,677 shares of our common shares outstanding as of May 1, 2025. Unless otherwise noted below, the address of the persons listed on the table is c/o Versus Systems Inc., 3500 South DuPont Hwy. Dover, DE 19901

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors
Executive Officers and Directors as a Group (7 Persons)	11,827	*

5% of Great Beneficial Owners
ASPIS Cyber Technologies, Inc.	2,155,172	43.97%
Cronus Equity Capital Group, LLC(1)	989,903	20.20%

*	Indicates beneficial ownership of less than 1% of the total outstanding common shares.

(1)	The address of Cronus Equity Capital Group, LLC is 590 Madison Ave, 21st Floor, New York, NY 10022.

The percentage of our common shares held by Canadian residents, based on securityholder addresses of record, is 2% as of May 1, 2025.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, as well as persons who own 10% or more of a class of the Company’s equity securities, to file reports of their ownership of the Company’s securities, as well as statements of changes in such ownership, with the SEC. The Company believes that all such filings required during 2024 were made on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A “related party transaction” is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related party had or will have a direct or indirect material interest. A “related party” includes:

●	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

●	any person who beneficially owns more than 5% of our common share;

●	any immediate family member of any of the foregoing; or

●	any entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Other than the transactions described below and the compensation arrangements for our named executive officers, which we describe above, there were no related party transactions to which we were a party since the beginning of our last fiscal year, or any currently proposed related party transaction.

SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2026 annual meeting of shareholders and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices no later than January 21, 2026, which is 120 calendar days prior of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

If a shareholder wishes to present a proposal at the Company’s 2026 annual meeting or to nominate one or more Directors and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareholder must give advance written notice to the Company by January 21, 2026, as required by SEC Rule 14a-4(c)(1).

Any shareholder filing a written notice of nomination for Director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

SOLICITATION OF PROXIES

The proxy accompanying this proxy statement is solicited by the board of directors of the Company. All of the costs of solicitation of proxies will be paid by the Company. We may also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares of common stock. In addition to solicitations by mail, the Company’s directors, officers and employees, including those of the Bank, may solicit proxies personally, by telephone or otherwise, but will not receive any additional compensation for their services.

OTHER MATTERS

Management does not know of any matters to be presented at the meeting other than those set forth above. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

HOW TO OBTAIN EXHIBITS TO FORM 10-K AND OTHER INFORMATION

A copy of the Company’s annual reports on Form 10-K for the fiscal years ended December 31, 2024 and December 31, 2023, are included with this proxy statement. We will mail without charge copies of any particular exhibit to the Company’s Form 10-Ks upon written request. Requests should be sent to our Chief Financial Officer, Geoff Deller, at geoff.deller@versussystems.com. Our proxy statement, annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as any amendment to those reports, are also available free of charge through the SEC’s website, www.sec.gov.

Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2. A 045HGB 1. Election of Directors: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B 2025 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ხ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ხ 04 - Luis Goldner (Non - independent) For Against Abstain 01 - Juan Carlos Barrera 02 - David Catzel 03 - Aric Spitulnik For Against Abstain 2. To adjourn the annual meeting to solicit additional proxies if there are not sufficient votes to approve the foregoing proposal. For Against Abstain For Against Abstain 1 U P X

Proxy — Versus Systems, Inc. Notice of 2024 and 2025 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 20th, 2025 Luis Goldner, or failing this person, Juan Carlos Barrera, or failing this person, Geoff Deller (the “Management Nominees”) or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Versus Systems, Inc . to be held on June 20 th, 2025 or at any postponement or adjournment thereof . Shares represented by this proxy will be voted by the stockholder . If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposal 2 . In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting . (Items to be voted appear on reverse side) ხ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ხ